Exhibit 4.1

ATLAS RESOURCE PARTNERS HOLDINGS, LLC

ATLAS RESOURCE FINANCE CORPORATION

and

the Subsidiary Guarantors named herein

9.25% SENIOR NOTES DUE 2021

FOURTH SUPPLEMENTAL INDENTURE

DATED AS OF DECEMBER 17, 2015

WELLS FARGO BANK, NATIONAL ASSOCIATION,

Trustee

This FOURTH SUPPLEMENTAL INDENTURE, dated as of December 17, 2015, is among Atlas Resource Partners Holdings, LLC, a Delaware limited liability company (the “Company”), Atlas Resource Finance Corporation, a Delaware corporation (“Finance Co” and, together with the Company, the “Issuers”), Atlas Resource Partners, L.P., a Delaware limited partnership (“ARP”), and each of the parties identified under the caption “Subsidiary Guarantors” on the signature page hereto (the “Subsidiary Guarantors” and, together with ARP, the “Guarantors”) and Wells Fargo Bank, National Association, a national banking association, as Trustee.

RECITALS

WHEREAS, the Issuers, ARP, the initial Subsidiary Guarantors and the Trustee are party to that certain Indenture, dated as of July 30, 2013 (the “Base Indenture”), as supplemented by a first supplemental indenture dated as of July 31, 2013 (the “First Supplemental Indenture”), a second supplemental indenture dated as of October 14, 2014 (the “Second Supplemental Indenture”) and a third supplemental indenture dated as of July 23, 2015 (the “Third Supplemental Indenture” and, together with the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture and the Base Indenture, the “Indenture”), pursuant to which the Issuers have issued an aggregate of $325,000,000 in principal amount of 9.25% Senior Notes due 2021 (the “Notes”);

WHEREAS, the Issuers desire and have requested ARP, the Subsidiary Guarantors and the Trustee to join with the Issuers in the execution and delivery of this Fourth Supplemental Indenture for the purpose of increasing the fixed dollar amount in the basket for secured Credit Facilities from $500 million to $1,050 million;

WHEREAS, Section 9.02 of the Indenture provides that a supplemental indenture may be entered into by the Issuers, the Guarantors and the Trustee to change certain provisions of the Indenture or modify certain rights of the holders of the Notes with the consent of Holders of at least a majority in principal amount of the Notes then outstanding;

WHEREAS, pursuant to a solicitation by the Issuers, consents to an amendment to Article 4, Section 4.09(b)(1) of the Indenture by Holders of at least a majority in principal amount of the Notes then outstanding have been received;

WHEREAS, the Issuers have furnished, or caused to be furnished, to the Trustee, and the Trustee has received, an Officers’ Certificate and an Opinion of Counsel stating, among other things, that this Supplemental Indenture is authorized or permitted by the Indenture;

WHEREAS, all acts and things prescribed by the Indenture, by law and by the limited partnership agreement, limited liability company agreement, Certificate of Incorporation and the Bylaws (or comparable constituent documents) of the Issuers, of the Guarantors and of the Trustee necessary to make this Fourth Supplemental Indenture a valid instrument legally binding on the Issuers, the Guarantors and the Trustee, in accordance with its terms, have been duly done and performed; and

WHEREAS, this Fourth Supplement Indenture has not resulted in a material modification of the Notes for Foreign Account Tax Compliance Act purposes.

NOW, THEREFORE, to comply with the provisions of the Indenture and in consideration of the above premises, the Issuers, the Guarantors and the Trustee covenant and agree for the equal and proportionate benefit of the respective Holders of the Notes as follows:

ARTICLE 1

Section 1.01. This Fourth Supplemental Indenture is supplemental to the Indenture and does and shall be deemed to form a part of, and shall be construed in connection with and as part of, the Indenture for any and all purposes.

Section 1.02. This Fourth Supplemental Indenture shall become effective immediately upon its execution and delivery by each of the Issuers, the Guarantors and the Trustee. The amendments set forth in Article 2 below shall not become operative until the Issuers deliver to the Trustee a signed Officers Certificate stating that all conditions to make the amendments operative have been met.

Section 1.03. Each of the Issuers represents and warrants to the Trustee that the conditions precedent to the amendments of the Indenture, including such conditions pursuant to Section 9.02 of the Base Indenture, have been satisfied in all respects.

ARTICLE 2

Section 2.01. Section 4.09(b)(1)(a) of the Indenture shall be amended by replacing “$500.0 million” with “$1,050 million”.

Section 2.02. The following proviso is to be added to clause (a) of Section 4.09(b)(1): “provided, however, that no more than $100 million of Indebtedness may be Incurred pursuant to this clause (a) to effect an exchange of the Notes or the 7.75% Notes by the Issuers for secured Indebtedness of the Issuers.”

Section 2.03. The following definition will be added to Section 1.01: ““7.75% Notes” means the Issuers’ 7.75% senior notes due 2021.”

ARTICLE 3

Section 3.01. Except as specifically modified herein, the Indenture and the Notes are in all respects ratified and confirmed (mutatis mutandis) and shall remain in full force and effect in accordance with their terms with all capitalized terms used herein without definition having the same respective meanings ascribed to them as in the Indenture.

Section 3.02. No duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Fourth Supplemental Indenture. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Fourth Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Issuers.

Section 3.03. THIS FOURTH SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 3.04. The parties may sign any number of copies of this Fourth Supplemental Indenture. Each signed copy shall be an original, but all of such executed copies together shall represent the same agreement.

Section 3.05. This Fourth Supplemental Indenture will not result in a material modification of the Notes for purposes of the Foreign Account Tax Compliance Act (“FATCA”). The Issuers shall give the Trustee prompt written notice of any material modification of the Notes deemed to occur for FATCA purposes. The Trustee shall assume that no material modification for FATCA purposes has occurred regarding the Notes, unless the Trustee receives written notice from the Issuers that a material modification has occurred or will occur with respect to the Notes.

[NEXT PAGE IS SIGNATURE PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Fourth Supplemental Indenture to be duly executed, all as of the date first written above.

ATLAS RESOURCE PARTNERS HOLDINGS, LLC

By:	/s/ Jeffrey M. Slotterback
	Name:	Jeffrey M. Slotterback
	Title:	Chief Financial Officer

ATLAS RESOURCE FINANCE CORPORATION

By:	/s/ Jeffrey M. Slotterback
	Name:	Jeffrey M. Slotterback
	Title:	Chief Financial Officer

Parent Guarantor:

ATLAS RESOURCE PARTNERS, L.P.

By: Atlas Energy Group, LLC, its General Partner

By:	/s/ Jeffrey M. Slotterback
	Name:	Jeffrey M. Slotterback
	Title:	Chief Financial Officer

[Signature Page to ARP Fourth Supplemental Indenture – 9.25% Notes]

Subsidiary Guarantors:

ATLAS ENERGY COLORADO, LLC
ATLAS ENERGY INDIANA, LLC
ATLAS ENERGY OHIO, LLC
ATLAS ENERGY TENNESSEE, LLC
ATLAS NOBLE, LLC
ATLAS RESOURCES, LLC
REI-NY, LLC
RESOURCE ENERGY, LLC
RESOURCE WELL SERVICES, LLC
VIKING RESOURCES, LLC
ARP BARNETT, LLC
ARP OKLAHOMA, LLC
ATLAS BARNETT, LLC
ARP MOUNTAINEER PRODUCTION, LLC
ARP PRODUCTION COMPANY, LLC
ARP RANGELY PRODUCTION, LLC
ARP EAGLE FORD, LLC

By:	Atlas Resource Partners Holdings, LLC, its Sole Member

By:	/s/ Jeffrey M. Slotterback
	Name:	Jeffrey M. Slotterback
	Title:	Chief Financial Officer

ARP BARNETT PIPELINE, LLC

By:	ARP Barnett, LLC, its Sole Member
By:	Atlas Resource Partners Holdings, LLC, its Sole Member

By:	/s/ Jeffrey M. Slotterback
	Name:	Jeffrey M. Slotterback
	Title:	Chief Financial Officer

ATLS PRODUCTION COMPANY, LLC

By:	ARP Production Company, LLC, its Sole Member
By:	Atlas Resource Partners Holdings, LLC, its Sole Member

By:	/s/ Jeffrey M. Slotterback
	Name:	Jeffrey M. Slotterback
	Title:	Chief Financial Officer

[Signature Page to ARP Fourth Supplemental Indenture – 9.25% Notes]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Martin Reed
Name:	Martin Reed
Title:	Vice President

[Signature Page to ARP Fourth Supplemental Indenture – 9.25% Notes]